Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-217076

Prospectus Supplement

(To Prospectus dated April 14, 2017)

MICROBOT MEDICAL INC.

330,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 125,323 shares of common stock and

125,323 Shares of common stock underlying the pre-funded warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 330,000 shares of our common stock, par value $0.01 per share, to an institutional and accredited investor at an offering price of $6.50 per share.  In addition, pursuant to this prospectus supplement and the accompanying prospectus, we are also offering pre-funded warrants to purchase up to 125,323 shares of our common stock (the “Pre-Funded Warrants”) and the shares of common stock issuable upon exercise of the Pre-Funded Warrants, in lieu of shares of common stock, to the investor, whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering. The Pre-Funded Warrants are being offered at an offering price of $6.49 per share. The Pre-Funded Warrants will have an exercise price of $0.01 per share of common stock and will be immediately exercisable and may be exercised at any time until exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “MBOT.” On January 14, 2019, the last reported sales price per share of our common stock on The Nasdaq Capital Market was $9.70. As of January 14, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the price at which our common stock was last sold on November 15, 2018, was approximately $8.879 million, based on 3,012,343 shares of our outstanding common stock as of the date of this prospectus supplement, of which 2,536,802 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$6.50	$6.49	$2,958,346.27
Placement agent fees (1)	$.455	$.455	$207,171.965
Proceeds, before expenses, to us (2)	$6.045	$6.035	$2,751,174.305

(1)	In addition, we have agreed to reimburse the placement agent for certain offering-related expenses and have agreed to issue to the placement agent warrants to purchase shares of our common stock as described under the “Plan of Distribution” on page S-19 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants or the warrants being issued to the placement agent.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. In addition, we have agreed to reimburse the placement agent for certain offering-related expenses and have agreed to issue to the placement agent warrants to purchase shares of our common stock as described under the “Plan of Distribution” on page S-19 of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have applied to list the shares offered hereby on The Nasdaq Capital Market.

Delivery of the securities offered hereby is expected to be made on or about January 15, 2019.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 14, 2019.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-217076) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on March 31, 2017 and was declared effective on April 14, 2017.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not, and the placement agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not, and the placement agent is not, making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “Microbot,” the “Company,” “we,” “our” or “us” in this prospectus supplement refer to Microbot Medical Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus or information incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Overview

Our Company

Microbot is a pre-clinical medical device company specializing in the research, design and development of next generation robotic endoluminal surgery devices targeting the minimally invasive surgery space. Microbot is primarily focused on leveraging its micro-robotic technologies with the goal of improving surgical outcomes for patients.

Microbot’s current technological platforms, ViRobTM, CardioSertTM and TipCATTM, are comprised of proprietary innovative technologies. Using the ViRob platform, Microbot is currently developing its first product candidate: the Self Cleaning Shunt, or SCSTM, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH. Although the SCS utilizes one of our platforms, we are focused on the development of a Multi Generation Pipeline Portfolio utilizing all three of our proprietary technologies.

Microbot has a patent portfolio of 30 issued/allowed patents and 18 patent applications pending worldwide.

Technological Platforms

ViRob

The ViRob is an autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions are expected to allow it to navigate and crawl in different natural spaces within the human body, including blood vessels, the digestive tract and the respiratory system as well as artificial spaces such as shunts, catheters, ports, etc. Its unique structure is expected to give it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. The SCS product was developed using the ViRob technology.

CardioSert

On May 25, 2018, Microbot acquired a patent-protected technology from CardioSert Ltd., a privately-held medical device company based in Israel. The CardioSert technology contemplates a combination of a guidewire and microcatheter, technologies that are broadly used for surgery within a tubular organ or structure such as a blood vessel or duct. The CardioSert technology features a unique guidewire delivery system with steering and stiffness control capabilities which when developed is expected to give the physician the ability to control the tip curvature, to adjust tip load to varying degrees of stiffness in a gradually continuous manner. The CardioSert technology was originally developed to support interventional cardiologists in crossing chronic total occlusions (CTO) during percutaneous coronary intervention (PCI) procedures and has the potential to be used in other spaces and applications, such as peripheral intervention, and neurosurgery. CardioSert was part of a technological incubator supported by the Israel Innovation Authorities (formerly known as the Office of the Chief Scientist, or OCS), and a device based on the technology has successfully completed pre-clinical testing.

TipCAT

The TipCAT is a disposable self-propelled locomotive device that is specially designed to advance in tubular anatomies. The TipCAT is a mechanism comprising a series of interconnected balloons at the device’s tip that provides the TipCAT with its forward locomotion capability. The device can self-propel within natural tubular lumens such as the blood vessels, respiratory and the urinary and GI tracts. A single channel of air/fluid supply sequentially inflates and deflates a series of balloons creating an inchworm like forward motion. The TipCAT maintains a standard working channel for treatments. Unlike standard access devices such as guidewires, catheters for vascular access and endoscopes, the TipCAT does not need to be pushed into the patient’s lumen using external pressure; rather, it will gently advance itself through the organ’s anatomy. As a result, the TipCAT is designed to be able to reach every part of the lumen under examination regardless of the topography, be less operator dependent, and greatly reduce the likelihood of damage to lumen structure. The TipCAT thus offers functionality features equivalent to modern tubular access devices, along with advantages associated with its physiologically adapted self-propelling mechanism, flexibility, and design.

Industry Overview

CSF Management

Hydrocephalus is a medical condition in which there is an abnormal accumulation of cerebrospinal fluid, or CSF, in the brain that can cause increased intracranial pressure. It is estimated that one in every 500 babies are born with hydrocephalus, and over 1,000,000 people in the United States currently live with hydrocephalus.

Symptoms of hydrocephalus vary with age, disease progression and individual tolerance to the condition, but they can include convulsion, tunnel vision, mental disability or dementia-like symptoms and even death. NPH is a type of hydrocephalus that usually occurs in older adults. NPH is generally treated as distinct from other types of hydrocephalus because it develops slowly over time. In NPH, the drainage of CSF is blocked gradually and the excess fluid builds up slowly. This slow accumulation means that the fluid pressure may not be as high as in other types of hydrocephalus. It is estimated that more than 700,000 Americans have NPH, but less than 20% receive an appropriate diagnosis.

Hydrocephalus is most often treated by the surgical insertion of a shunt system. The shunt system diverts the flow of CSF from the brain’s ventricles (or the lumbar subarachnoid space) to another part of the body where the fluid can be more readily absorbed. Hydrocephalus shunt designs have changed little since their introduction in the 1950s. A shunt system typically consists of three parts: the distal tubing or shunt (a flexible and sturdy plastic tube), the ventricular catheter (the proximal catheter), and a valve. The end of the shunt system with the proximal catheter is placed in the ventricles (within the CSF) and the distal catheter is placed in the site of the body where the CSF can be drained. A valve is located along the shunt to maintain and regulate the rate of CSF flow. Current systems can be created from separate components or bought as complete units.

The treatment of hydrocephalus with existing shunt systems often includes complications. For example, approximately 50% of shunts used in the pediatric population fail within two years of placement and repeated neurosurgical operations are often required. Ventricular catheter blockage, or occlusion, is by far the most frequent event that results in shunt failure. Shunt occlusion occurs when there is a partial or complete blockage of the shunt that causes it to function intermittently or not at all. Such a shunt blockage can be caused by the accumulation of blood cells, tissue, or bacteria in any part of the shunt system. In the event of shunt occlusion, CSF begins to accumulate in the brain or lumbar region again and the symptoms of untreated hydrocephalus can reappear until a shunt replacement surgery is performed.

Although several companies are active in the field of hydrocephalus treatment and the manufacturing of shunt systems and shunt components, Microbot believes that the majority of those companies are focusing on the development of valves. The development of a “smart shunt” – a shunt that could provide data to the physician on patient conditions and shunt function with sensor-based controls, or correct the high failure rate of existing shunt systems – is for the most part at an academic and conceptual level only. Reports of smart shunt technologies are typically focused on a subset of components with remaining factors left unspecified, such as hardware, control algorithms or power management. Microbot does not believe that a smart shunt that can prevent functional failures has been developed to date. Because of the limited innovation in this area, Microbot believes an opportunity exists to provide patients suffering from hydrocephalus or NPH with a more effective instrument for treating their condition.

An alternative, short-term solution to hydrocephalus is the implantation of an External Ventricular Drainage, or EVD, an implanted device used in neurosurgery for the short-term treatment and monitoring of elevated intracranial pressure when the normal flow of CSF inside the brain is obstructed. If after using an EVD, the underlying hydrocephalus does not eventually resolve, the EVD may then be converted to a cerebral shunt, a fully internalized, long-term treatment for hydrocephalus.

EVDs are also used in other instances when the normal flow of CSF inside the brain is obstructed, such as a result of head trauma, intracerebral hemorrhage, brain tumors and infection. The EVD serves to divert excess fluids from the brain and allows for the monitoring of intracranial pressure. An EVD must be placed in a center with full neurosurgical capabilities because immediate neurosurgical intervention may be needed if a complication of EVD placement, such as bleeding, is encountered. EVD is one of the most commonly used and most important life-saving procedures in the neurologic ICU, with more than 200,000 neuro-intensive patients requiring EVD insertions annually.

Similar to shunts, EVDs are also prone to occlusion, mostly due to cellular debris, such as blood clots and/or tissue fragments. Studies have shown that approximately 1-7% of EVDs require replacement secondary to occlusion. Current solutions for EVD occlusion include irrigation and replacement, which we believe may be ineffective (in the case of irrigation) or costly (in the case of replacement) and in either case, put the patient at risk of unintended side effects. Microbot believes that with its portfolio of technologies, and its initial pre-clinical results, it is well-positioned to explore and expand its offerings as an alternative solution for EVD occlusion.

Minimally Invasive Endovascular Neurosurgery

Minimally Invasive Surgery, or MIS, refers to surgical procedures performed through tiny incisions instead of a single large opening. Because the incisions are small, patients tend to have quicker recovery times and experience less trauma than with conventional surgery. The global MIS market is expected to exceed $50 billion by 2019, with a CAGR of over 20% through 2023. MIS involves three major category of devices: surgical, monitoring and visualization, and endoscopy. The market for surgical devices, including ablation, electrosurgery and medical robotic systems, accounts for the largest share of revenue and is also expected to show the highest rate of growth.

As a subset of MIS, endovascular neurosurgery refers to surgeries performed by using devices that pass through the blood vessels to diagnose and treat neurological diseases and conditions such as stroke, arteriovenous malformations, aneurysms and atherosclerosis, rather than using open surgery.

The global neurovascular device market was valued at $1.62 billion in 2015 and is expected to reach a value of $2.92 billion by 2024, growing at a CAGR of 6.5%. Increases in the geriatric population and a rise in the number of patients suffering from neurovascular disorders, implementation of advanced technological platforms, and favorable reimbursement policies across established markets are expected to drive this market’s growth. On the other hand, the high cost of the endovascular devices and scarcity of neurovascular surgeons may impede such growth.

Stroke is a devastating condition, affecting 33 million people worldwide every year. In the United States alone, there are nearly 800,000 instances of stroke yearly, with about three in four being first-time strokes. This number is expected to increase to one million annually in 2021. Stroke is the fifth leading cause of death in the United States and is a leading cause of long-term disability, with related care costs estimated at $70 billion annually.

Mechanical thrombectomy has only been approved as a first-line treatment for ischemic stroke since 2016. Prior to such approval, chemical thrombolysis using tissue plasminogen activators was the only first-line treatment available, limiting the therapeutic window for ischemic stroke patients to as little as 3-4 hours from the onset of symptoms. With mechanical thrombectomy, treatment can be started within 6-24 hours of the time the patient was last known to be well. The US mechanical thrombectomy market is projected to grow at a CAGR of 23.9% between 2014-2020, to reach a value over $350 million.

According to the Brain Aneurysm Foundation, an estimated 6 million people in the United States have an unruptured brain aneurysm, or 1 in 50 people. The annual rate of rupture is approximately 8 – 10 per 100,000 people, or about 30,000 people in the United States annually. Embolic coiling is the established gold-standard treatment for aneurysms, and the most established product line in the neurovascular market – it is a strong but relatively stagnant market, projected to grow at a CAGR of 1.7% between 2014-2020, to reach a value of over $800 million. New devices that improve treatment of complex aneurysms, such as embolization-enabling stents, bifurcations stents, flow-diversion stents, liquid embolics and intrasaccular devices, are expected to boost market growth.

The major companies in the field of neurovascular devices include Stryker Corporation, Medtronic Plc., Cerenovus (Johnson & Johnson), Terumo Corporation and Penumbra, Inc. Neurovascular access devices are the means for delivering neurovascular treatment tools and devices from an opening in the femoral or radial arteries into the brain vasculature. Such access devices include sheaths, guidewires and microcatheters. Wires and catheters account for 18.6% of the overall neurovascular market.

Navigating and placing access devices through tortuous and highly delicate brain arteries is a complex procedure that requires high-level surgical skills with specialist training. In many procedures, surgeons exchange numerous access devices before reaching the target and applying the therapeutic agent or device, increasing the risk of adverse events and the exposure of both patient and physician to radiation. Adverse events, such as perforation of brain arteries or the release of embolies from a thrombus or atherosclerotic lesion can have devastating or even fatal results.

Microbot believes that with its portfolio of technologies specifically CardioSert and TipCAT, it is well-positioned to explore and develop such technologies as neurovascular access devices, with a focus on improving the ease and access and enhancing the safety of endovascular neurosurgery.

Our Product Pipeline

Self-Cleaning Shunt

The SCS device is designed to act as the ventricular catheter portion of a CSF shunt system that is used to relieve hydrocephalus and NPH. It is designed to work as an alternative to any ventricular catheter options currently on the market and to connect to all existing shunt system valves currently on the market; therefore, the successful commercialization of the SCS is not dependent on any single shunt system. Initially, Microbot expects the SCS device to be an aftermarket purchase that would be deployed to modify existing products by the end user. Microbot believes that the use of its SCS device will be able to reduce, and potentially eliminate, shunt occlusions, and by doing so, Microbot believes its SCS has the potential to become the gold standard ventricular shunt in the treatment of hydrocephalus and NPH.

The SCS device embeds an internal robotic cleaning mechanism in the lumen, or inside space, of the ventricular catheter which prevents cell accumulation and tissue ingrowth into the catheter. The SCS device consists of a silicone tube with a perforated titanium tip, which connects to a standard shunt valve at its distal end. The internal cleaning mechanism is embedded in the lumen of the titanium tip. Once activated, the cleaning mechanism keeps tissue from entering the catheter perforations while maintaining the CSF flow in the ventricular catheter.

The internal cleaning mechanism of the SCS device is activated by means of an induced magnetic field, which is currently designed to be externally generated by the patient through a user-friendly headset that transmits the magnetic field at a pre-determined frequency and operating sequence protocol. The magnetic field that is created by the headset is then captured by a flexible coil and circuit board that is placed just under the patient’s scalp in the location where the valve is located. The circuit board assembly converts the magnetic field into the power necessary to activate the cleaning mechanism within the proximal part of the ventricular catheter.

Microbot has completed the development of an SCS prototype and is currently completing the safety testing, general proof of concept testing and performance testing for the device, which Microbot began in mid-2013. In May 2018, Microbot announced the results of two pre-clinical studies assessing the SCS, an in-vitro study and a small animal study. The in-vitro study, which was performed at Wayne State University by Dr. Carolyn Harris, supports the SCS’s potential as a viable technology for preventing occlusion in shunts used to treat hydrocephalus. The animal study designed to assess the safety profile of the SCS, which was performed by James Patterson McAllister, PhD, a Professor of Neurosurgery at Washington University School of Medicine in St. Louis, met the primary goal to determine the safety of the SCS device that aims to prevent obstruction in CSF catheters. Since the completion of these initial studies, Microbot has commenced a follow-up study to further evaluate the safety and to investigate the efficacy of the SCS. The follow-up study is also being conducted by leading hydrocephalus experts at Washington University and Wayne State University. The study will include a larger sample size compared to the initial studies and the primary and secondary endpoints will seek to validate the safety and efficacy of the SCS that will be activated in both in-vitro (lab) and in-vivo (animal) models. Microbot plans to use the findings for initial regulatory submissions in the United States, Europe and other jurisdictions, although upon the completion of animal studies, Microbot may conduct clinical trials if they are requested by the FDA or if Microbot decides that the data from such trials would improve the marketability of the product candidate.

In conjunction with initiating this follow-up study, Microbot also contracted with Envigo CRS Israel, a leading provider of non-clinical contract research services, to conduct an in-vitro study designed to evaluate the operational performance of the SCS. The Envigo study used human brain glioblastoma cells in order to assess the performance of the SCS in a test system with accelerated cell growth, accumulation, and obstruction rates. The performance of a constantly activated (always-on) SCS to prevent shunt occlusion in the laboratory study was compared with a non-operating SCS after 30 days, and the results were captured with photographs shared by Microbot in a press release issued on January 14, 2019. While significant cell growth and accumulation was seen in the cell cultures with a non-operating SCS, the shunt openings within the cells seeded with a constantly operating SCS remained clear, with little to no cell attachment on the robotic brush (ViRob) and on the opening where the robotic brush (ViRob) operates after 30 days of cell culturing and growth. We believe this experiment validates the operational effectiveness of the SCS to prevent shunt occlusion and provides additional data to support the device’s proof of concept. We believe the in-vitro laboratory study further confirms that the SCS has the ability to operate after cells have accumulated on the catheter holes and the robotic brush (ViRob) and to potentially disintegrate existing occlusions formed on the robotic brush (ViRob) and on the opening where the robotic brush (ViRob) operates, based on the results from a third test group in which cells were allowed to grow for 4 weeks and then exposed to an activated SCS device. The images captured by Envigo and Microbot demonstrate that the cleaning mechanism of the SCS is powerful enough to clear accumulated cells at blocked pores, as significant improvements were observed in the degree of shunt obstruction after only a short period of time following activation of the SCS.

Microbot believes that the animal study results of its first generation SCS device should be available during the second half of 2019 and we expect to submit that data to the FDA as part of a pre-submission meeting request. The proposed indication for use of the SCS device would be for the treatment of hydrocephalus as a component of a shunt system when draining or shunting of CSF is indicated. It continues to be possible that the FDA could require us to conduct a human clinical study to support the safety and efficacy of the SCS and that such clinical data would need to be part of the future regulatory submission to authorize marketing of the medical device in the U.S.

Microbot may also conduct clinical trials for the SCS in other countries where such trials are necessary for Microbot to sell its SCS device in such country’s market, although it has no current plans to do so.

TipCAT

A TipCAT prototype was shown to self-propel and self-navigate in curved plastic pipes and curved ex-vivo colon. In addition, in its first feasibility study, the prototype device was tested in a live animal experiment and successfully self-propelled through segments of the animal’s colon, with no post-procedural damage. All tests were conducted at AMIT (Alfred Mann Institute of Technology at the Technion), prior to the licensing of TipCAT by Microbot.

Microbot is no longer pursuing the development of the TipCAT as a colonoscopy tool but is currently exploring the use of the TipCAT for minimally invasive endovascular neurosurgical applications.

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

●	We will need to raise significant additional capital to support our operations.

●	We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

●	Our product candidates must undergo rigorous clinical testing, such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

●	We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

●	If our competitors are able to develop and market products that are more effective, safer or more affordable than ours, or obtain marketing approval before we do, our commercial opportunities may be limited.

●	If you purchase our securities in this offering, you will incur immediate and substantial dilution.

●	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Corporate and Other Information

We were incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change our name to CytoTherapeutics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change our name to StemCells, Inc. On November 28, 2016, C&RD Israel Ltd., a wholly-owned subsidiary of ours, completed its merger with and into Microbot Medical Ltd., or Microbot Israel, an Israeli corporation that then owned our assets and operated our current business, with Microbot Israel surviving as a wholly-owned subsidiary of ours. We refer to this transaction as the Merger. On November 28, 2016, in connection with the Merger, we changed our name from “StemCells, Inc.” to Microbot Medical Inc., and each outstanding share of Microbot Israel capital stock was converted into the right to receive shares of our common stock. In addition, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by us and converted into options to purchase shares of the common stock of Microbot Medical Inc. On November 29, 2016, our common stock began trading on the Nasdaq Capital Market under the symbol “MBOT”. Prior to the Merger, we were a biopharmaceutical company that operated in one segment, the research, development, and commercialization of stem cell therapeutics and related technologies. Substantially all of the material assets relating to the stem cell business were sold on November 29, 2016.

In May 2016, we effected a 1-for-12 reverse split of our common stock, and in November 2016, we effected a 1-for-9 reverse split of our common stock in connection with the Merger. In September 2018, we effected a 1-for-15 reverse split of our common stock. The share and per share information described in this prospectus that occurred prior to these reverse splits have been adjusted to give retrospective effect to the reverse splits.

Our principal executive offices are located at 25 Recreation Park Drive, Unit 108, Hingham, MA 02043. The telephone number at our principal executive office is (781) 875-3605. Our website address is www.microbotmedical.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities in this offering.

This prospectus contains references to our trademarks and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies, including certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock offered by us	330,000 shares.

Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase up to 125,323 shares of common stock and the shares of common stock issuable upon exercise of the Pre-Funded Warrants, in lieu of shares of common stock, to those investors whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering. The Pre-Funded Warrants are being offered at an offering price of $6.49 per share. The Pre-Funded Warrants will have an exercise price of $0.01 per share of common stock and will be immediately exercisable and may be exercised at any time until exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Common stock to be outstanding immediately after this offering (1) (2)	3,342,343 shares (excluding shares issuable upon the exercise of the Pre-Funded Warrants and the warrants issued to the placement agent).

Offering price per share	$6.50 per share.

Offering price per Pre-Funded Warrant	$6.49 per Pre-Funded Warrant.

Use of proceeds	We currently expect to use the net proceeds from this offering for the continuous development of our SCS device for the treatment of hydrocephalus and NPH; to expand and develop additional applications deriving from our existing IP portfolio, including the potential addition of complementary assets to the CardioSert portfolio either through internal development, in-license or acquisition; and working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

Nasdaq Capital Market Symbol	“MBOT”

(1)	The number of shares of our common stock to be outstanding after this offering is based on 3,012,343 shares of common stock outstanding as of January 14, 2019, and excludes, as of January 14, 2019:

●	422,478 shares of our common stock issuable upon the exercise of outstanding stock options, with exercise prices ranging from $0 to $19.35 and having a weighted-average exercise price of $11.70 per share;

●	211,239 shares of our common stock reserved for future grant under our 2017 Equity Incentive Plan;

●	Approximately 7,531 shares of our common stock issuable upon the exercise of outstanding warrants, with exercise prices ranging from approximately $40.00 to $2,885 per share and having a weighted-average exercise price of $1,697 per share;

●	125,323 shares of common stock issuable upon exercise of the Pre-Funded Warrants to be issued to the investor in this offering with an exercise price of $0.01 per share; and

●	22,767 shares of common stock issuable upon exercise of the warrants to be issued to the placement agent in connection with this offering with an exercise price of $8.125.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the additional risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below or that we incorporate by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Additional Risks Relating to the Development and Commercialization of Microbot’s Product Candidates

Microbot’s business depends heavily on the success of its lead product candidate, the SCS. If Microbot is unable to commercialize the SCS or experiences significant delays in doing so, Microbot’s business will be materially harmed.

On January 27, 2017, Microbot entered into a research agreement with Washington University in St. Louis to develop the protocol for and to execute the necessary animal study to determine the effectiveness of the Microbot’s SCS prototype. The initial research was completed in 2017 with a comprehensive study expected to be completed in 2019. Upon the completion of animal studies, Microbot may conduct clinical trials if they are requested by the FDA or if Microbot decides that the data from such trials would improve the marketability of the product candidate. After all necessary clinical and performance data supporting the safety and effectiveness of SCS are collected, Microbot must still obtain FDA clearance or approval to market the device and those regulatory processes can take several months to several years to be completed. Therefore, Microbot’s ability to generate product revenues will not occur for at least the next few years, if at all, and will depend heavily on the successful commercialization of SCS in the treatment of hydrocephalus. The success of commercializing SCS will depend on a number of factors, including the following:

●	our ability to obtain additional capital;

●	successful completion of animal studies and, if necessary, human clinical trials and the collection of sufficient data to demonstrate that the device is safe and effective for its intended use;

●	receipt of marketing approvals or clearances from the FDA and other applicable regulatory authorities;

●	establishing commercial manufacturing arrangements with one or more third parties;

●	obtaining and maintaining patent and trade secret protections;

●	protecting Microbot’s rights in its intellectual property portfolio;

●	establishing sales, marketing and distribution capabilities;

●	generating commercial sales of SCS, if and when approved, whether alone or in collaboration with other entities;

●	acceptance of SCS, if and when commercially launched, by the medical community, patients and third-party payors;

●	effectively competing with existing shunt and endoscope products on the market and any new competing products that may enter the market; and

●	maintaining quality and an acceptable safety profile of SCS following clearance or approval.

If Microbot does not achieve one or more of these factors in a timely manner or at all, it could experience significant delays or an inability to successfully commercialize SCS, which would materially harm its business.

Microbot’s ability to expand our technology platforms for other uses, including endovascular neurosurgery other than for the treatment of hydrocephalus, may be limited.

After spending time working with experts in the field, Microbot has recently decided to no longer pursue the use of TipCAT in colonoscopy and has instead committed to focus on expanding all of its technology platforms for use in segments of the endovascular neurosurgery market, including traumatic brain injury, to capitalize on its existing competencies in hydrocephalus and the market’s needs. Microbot’s ability to expand its technology platforms for use in the endovascular neurosurgery market will be limited by its ability to develop and/or refine the necessary technology, obtain the necessary regulatory approvals for their use on humans, and the marketing of its products and otherwise obtaining market acceptance of its product in the United States and in other countries.

Microbot operates in a competitive industry and if its competitors have products that are marketed more effectively or develop products, treatments or procedures that are similar, more advanced, safer or more effective, its commercial opportunities will be reduced or eliminated, which would materially harm its business.

Our competitors that have developed or are developing endoluminal robotics surgical systems include Corindus Vascular Robotics, Inc., Hansen Medical, Inc. Auris Health, Inc., Stereotaxis, Inc., Medrobotics Corporation and others. Our competitors may develop products, treatments or procedures that directly compete with our products and potential products and which are similar, more advanced, safer or more effective than ours. The medical device industry is very competitive and subject to significant technological and practice changes. Microbot expects to face competition from many different sources with respect to the SCS and products that it is seeking to develop or commercialize with respect to its other product candidates in the future.

Competing against large established competitors with significant resources may make establishing a market for any products that it develops difficult which would have a material adverse effect on Microbot’s business. Microbot’s commercial opportunities could also be reduced or eliminated if its competitors develop and commercialize products, treatments or procedures quicker, that are safer, more effective, are more convenient or are less expensive than the SCS or any product that Microbot may develop. Many of Microbot’s potential competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than Microbot may have. Mergers and acquisitions in the medical device industry market may result in even more resources being concentrated among a smaller number of Microbot’s potential competitors.

At this time, Microbot does not know whether the FDA will require it to submit clinical data in support of its future marketing applications for its SCS product candidate, particularly in light of recent initiatives by the FDA to enhance and modernize its approach to medical device safety and innovation, which creates uncertainty for Microbot as well as the possibility of increased product development costs and time to market.

Microbot anticipates that its lead product candidate, the SCS, will be classified by the FDA as Class II and thus be eligible for marketing pursuant to a cleared 510(k) notification. However, there is no guarantee that the FDA will agree with the Company’s determination or that the FDA would accept the predicate device that Microbot intends to submit in its 510(k) notification in order to establish that its new device product is substantially equivalent to one or more predicate devices. The FDA also may request additional data in response to a 510(k) notification, or require Microbot to conduct further testing or compile more data in support of its 510(k) submission. Such additional data could include clinical data that must be derived from human clinical studies that are designed appropriately to address the potential questions from the FDA regarding a proposed product’s safety or effectiveness. It is unclear at this time whether and how various activities recently initiated or announced by the FDA to modernize the U.S. medical device regulatory system could affect the marketing pathway or timeline for our product candidate, given the timing and the undeveloped nature of some of the FDA’s new medical device safety and innovation initiatives. One of the recent initiatives was announced in April 2018, when the FDA Commissioner issued a statement with the release of a Medical Device Safety Action Plan. Among other key areas of the Medical Device Safety Action Plan, the Commissioner stated that the FDA is “exploring what further actions we can take to spur innovation towards technologies that can make devices and their use safer. For instance, our Breakthrough Device Program that helps address unmet medical needs can be used to facilitate patient access to innovative new devices that have important improvements to patient safety. We’re considering developing a similar program to support the development of safer devices that do not otherwise meet the Breakthrough Program criteria, but are clearly intended to be safer than currently available technologies.” This type of program may negatively affect our existing development plan for the SCS product candidate or it may benefit Microbot, but at this time those potential impacts from recent FDA medical device initiatives are unknown and uncertain. Similarly, the FDA Commissioner announced various agency goals under a Medical Innovation Access Plan in 2017.

If the FDA does require clinical data to be submitted as part of the SCS marketing submission, any type of clinical study performed in humans will require the investment of substantial expense, professional resources and time. In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, a company must, among other things, apply for and obtain Institutional Review Board, or IRB, approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an Investigational Device Exemption, or IDE, application. Microbot may not be able to obtain FDA and/or IRB approval to undertake clinical trials in the United States for any new devices Microbot intends to market in the United States in the future. Moreover, the timing of the commencement, continuation and completion of any future clinical trial may be subject to significant delays attributable to various causes, including scheduling conflicts with participating clinicians and clinical institutions, difficulties in identifying and enrolling patients who meet trial eligibility criteria, failure of patients to complete the clinical trial, delay in or failure to obtain IRB approval to conduct a clinical trial at a prospective site, and shortages of supply in the investigational device.

Thus, the addition of one or more mandatory clinical trials to the development timeline for the SCS would significantly increase the costs associated with developing and commercializing the product and delay the timing of U.S. regulatory authorization. The current uncertainty regarding near-term medical device regulatory changes by the FDA could further affect our development plans for the SCS, depending on their nature, scope and applicability. Microbot and its business, financial condition and operating results could be materially and adversely affected as a result of any such costs, delays or uncertainty.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock and the common stock issuable upon exercise of the Pre-Funded Warrants you purchase in this offering. Based on an offering price of $6.50 per share of common stock (or equivalent), if you purchase shares of common stock and Pre-Funded Warrants in this offering, you will suffer immediate and substantial dilution of approximately $3.9238 per share in the net tangible book value of the common stock (assuming the exercise in full of the Pre-Funded Warrants). See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock and Pre-Funded Warrants in this offering.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities or as otherwise provided in our investment policies in effect from time to time. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We are subject to a lawsuit that could adversely affect our business and our use of proceeds from this offering.

We are named as the defendant in a lawsuit, which we refer to as the Matter, captioned Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, pending in the Supreme Court of the State of New York, County of New York (the “Court”) (Index No. 654581/2017). The complaint alleges, among other things, that we breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to our June 8, 2017 equity financing, or the Financing, of which the Plaintiffs participated. The complaint seeks rescission of the SPA and return of the Plaintiffs’ $3,375,000 purchase price with respect to the Financing, and damages in an amount to be determined at trial, but alleged to exceed $1 million. On August 3, 2018, both Plaintiffs and Defendant filed motions for summary judgment. On September 27, 2018, the Court heard oral argument on the parties’ respective summary judgment motions. After oral argument, the Court denied Plaintiffs’ motion in its entirety from the bench. On September 28, 2018, the Court issued a decision granting our motion for summary judgment regarding Plaintiffs’ claim for monetary damages and denying our motion for summary judgment on Plaintiffs’ claim for rescission, finding that there were material questions of fact that would need to be resolved at trial. A trial date has been set for February 11, 2019. On January 8, 2019, the plaintiffs filed a motion seeking to amend the complaint to also pursue rescission on a material misrepresentation theory.

On April 4, 2018, we entered into a Tolling and Standstill Agreement with Empery Asset Master, Ltd., Empery Tax Efficient LP, Empery Tax Efficient II LP, and Hudson Bay Master Fund, Ltd., the other investors in the Financing, of whom we refer to as the Other Investors. Pursuant to the Tolling Agreement, among other things, (a) the Other Investors agree not to bring any claims against us arising out of the Matter, (b) the parties agree that if we reach an agreement to settle the claims asserted by the Sabby Funds in the above suit, we will provide the same settlement terms on a pro rata basis to the Other Investors, and the Other Investors will either accept same or waive all of their claims and (c) the parties froze in time the rights and privileges of each party as of the effective date of the Tolling Agreement, until (i) an agreement to settle the suit is executed; (ii) a judgment in the suit is obtained; or (iii) the suit is otherwise dismissed with prejudice.

We believe that the claims are without merit and have been and intend to continue to defend the action vigorously. However, management is unable to assess the likelihood of the claim and the amount of potential damages, if any, to be awarded. Accordingly, no assurance can be given that any adverse outcome would not be material to our consolidated financial position. Additionally, in the event the court holds for the Plaintiffs in the Matter and we lose our appeals, we will likely be required to use the proceeds from this offering or available cash towards payment of damages to the Plaintiffs and the Other Investors, that we otherwise would have used to build our business and develop our technologies into commercial products. In such event, we would be required to raise additional capital sooner than we otherwise would, of which we can give no assurance of success.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Even if this offering is successful, we will need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had significant recurring losses from operations and we do not generate any cash from operations and must raise additional funds in order to continue operating our business. We expect to continue to fund our operations in the future primarily through equity and debt financings, grants from the Israel Innovation Authority and other sources. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of September 30, 2018, we had cash and cash equivalents of approximately $6.7 million. We estimate that we will receive net proceeds of approximately $2,272,832 million from the sale of the securities offered by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the Pre-Funded Warrants and warrants issued to the placement agent. We cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. Our ability to raise additional funds will depend, in part, on the success of our product development activities, any clinical trials, regulatory events, our ability to identify and enter into in-licensing or other strategic arrangements, and other events or conditions that may affect our value or prospects, as well as factors related to financial, economic and market conditions, many of which are beyond our control. There can be no assurances that sufficient funds will be available to us when required or on acceptable terms, if at all.

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our development programs or other operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, enter into arrangements that may require us to relinquish rights to certain of our product candidates, technologies or potential markets, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

Holders of Pre-Funded Warrants will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants and acquire our common stock.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to the shares of our common stock issuable upon exercise of such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-Funded Warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

●	our ability to raise additional capital when needed and to continue as a going concern;

●	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

●	our ability to find and develop applications for our technologies for other neurosurgical conditions besides hydrocephalus;

●	our clinical development and other research and development plans and expectations;

●	the safety and efficacy of our product candidates;

●	the anticipated regulatory pathways for our product candidates;

●	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

●	the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration and other regulatory agencies;

●	our ability to leverage the experience of our management team;

●	our ability to attract and keep management and other key personnel;

●	the capacities and performance of our suppliers, manufacturers and other third parties over whom we have limited control;

●	the actions of our competitors and success of competing products that are or may become available;

●	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

●	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

●	the benefits of our product candidates;

●	market and industry trends;

●	the outcome of any litigation in which we or any of our officers or directors may be involved, including with respect to the Matter;

●	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

●	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

●	our expectations regarding future planned expenditures;

●	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

●	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

●	our expected use of the net proceeds from this offering; and

●	our ability to operate our business without infringing the intellectual property rights of others.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the documents incorporated by reference herein, usually under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of our common stock in this offering, will be approximately $2,272,832, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the Pre-Funded Warrants and warrants issued to the placement agent.

We currently intend to use the net proceeds from this offering for the continuous development of our SCS device for the treatment of hydrocephalus and NPH; to expand and develop additional applications deriving from our existing IP portfolio, including the potential addition of complementary assets to the CardioSert portfolio either through internal development, in-license or acquisition; and for working capital and other general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our securities, you will experience immediate and substantial dilution to the extent of the difference between the amount per share or share equivalent paid in this offering and the adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of September 30, 2018 was approximately $6,566,000, or $2.2066 per share, based on 2,975,676 shares of our common stock outstanding at September 30, 2018.

After giving effect to our sale of shares of common stock (assuming full exercise of the Pre-Funded Warrants) to be sold in this offering, and after deducting the placement agent fees and our estimated offering expenses payable by us, our net tangible book value as of September 30, 2018 would have been approximately $8,838,832, or $2.5762 per share of common stock. This represents an immediate increase in net tangible book value of $0.3696 per share to existing stockholders and an immediate dilution of $3.9238 per share to new investors in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share (assuming full exercise of the Pre-Funded Warrants)		$6.50
Historical net tangible book value per share as of September 30, 2018	$2.2066
Increase in net tangible book value per share attributable to new investors	$0.3696

As adjusted net tangible book value per share after this offering		$2.5762

Dilution per share to new investors		$3.9238

The foregoing discussion and table are based on 2,975,676 shares of common stock outstanding as of September 30, 2018, and excludes, as of September 30, 2018:

●	422,478 shares of our common stock issuable upon the exercise of outstanding stock options, with exercise prices ranging from $0 to $19.35 and having a weighted-average exercise price of $11.70 per share;

●	211,239 shares of our common stock reserved for future grant under our 2017 Equity Incentive Plan;

●	Approximately 7,531 shares of our common stock issuable upon the exercise of outstanding warrants, with exercise prices ranging from approximately $40.00 to $2,885 per share and having a weighted-average exercise price of $1,967 per share;

●	An aggregate of approximately 36,667 shares of our common stock issuable upon the conversion of 550 shares of our Series A Convertible Preferred Stock, all of which were converted subsequent to September 30, 2018; and

●	22,767 shares of common stock issuable upon exercise of the warrants to be issued to the placement agent in connection with this offering with an exercise price of $8.125 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of options or warrants to purchase shares of our common stock. The exercise of any such securities may increase dilution to purchasers in this offering. In addition, depending on market conditions, our capital requirements and strategic considerations, it is likely that we will need to pursue additional equity or convertible debt financings in the near term. Also, we may issue equity or convertible debt securities for other purposes, including, among others, stock splits, acquiring other businesses or assets or in connection with strategic alliances, attracting and retaining employees with equity compensation, anti-takeover purposes or other transactions. To the extent we raise additional capital or pursue any of these other purposes through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES

The shares of common stock and Pre-Funded Warrants and the shares of common stock issuable upon exercise of the Pre-Funded Warrants offered in this offering will be issued pursuant to securities purchase agreements between the investors and us. We urge you to review the form securities purchase agreement and the form of Pre-Funded Warrant, which will be included as exhibits to a current report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities. The following brief summary of the material terms and provisions of the Pre-Funded Warrants is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise, if any, of the Pre-Funded Warrants issued to the investors in this offering.

Common Stock

We are offering 330,000 shares of our common stock, par value $0.01 per share, at an offering price of $6.50 per share. The material terms and provisions of our common stock are described under the heading “Description of Common Stock” starting on page 7 of the accompanying prospectus.

Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants to purchase 125,323 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which will be provided to the investor in this offering and will be filed with the SEC on a current report on Form 8-K in connection with this offering.

General Terms of the Pre-Funded Warrants. The Pre-Funded Warrants to be issued in this offering represent the rights to purchase up to 125,323 shares of common stock at an initial exercise price of $0.01 per share. Each Pre-Funded Warrant will be exercisable upon issuance and at any time thereafter until exercised in full.

Exercise. Holders of the Pre-Funded Warrants may exercise their Pre-Funded Warrants to purchase shares of our common stock at any time after issuance until exercised in full by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Pre-Funded Warrants, payment of the exercise price for the number of shares with respect to which the Pre-Funded Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock issuable upon exercise of the Pre-Funded Warrants by the date on which delivery of the stock certificate is required by the Pre-Funded Warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered. The buy-in rights apply if after the date on which delivery of the stock certificate is required by the Pre-Funded Warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the Pre-Funded Warrant shares that the holder anticipated receiving from us upon exercise of the Pre-Funded Warrant. In this event, we will:

●	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of Pre-Funded Warrant shares that we were required to deliver to the holder times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

●	at the election of holder, either (A) reinstate the portion of the Pre-Funded Warrant as to such number of shares of common stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of common stock.

In addition, the Pre-Funded Warrant holders are entitled to a “cashless exercise” option if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock underlying the Pre-Funded Warrants. This option entitles the Pre-Funded Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula set forth in the Pre-Funded Warrant.

The shares of common stock issuable on exercise of the Pre-Funded Warrants will be, when issued and paid for in accordance with the Pre-Funded Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Pre-Funded Warrants.

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Fundamental Transactions. If, at any time while the Pre-Funded Warrants are outstanding, (1) we, in one or more related transactions, effect any merger or consolidation with or into another person, (ii) we effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of our outstanding common stock (not including any shares of our common stock held by such other person or other persons making or party to, or associated or affiliated with such other persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of the Pre-Funded Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Pre-Funded Warrant shares then issuable upon exercise of the Pre-Funded Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Subsequent Rights Offerings. If, at any time while the Pre-Funded Warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the Pre-Funded Warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the Pre-Funded Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Pro Rata Distributions. If, at any time while the Pre-Funded Warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the Pre-Funded Warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the Pre-Funded Warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Pre-Funded Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares. Upon the holder’s exercise of a Pre-Funded Warrant, we will promptly, but in no event later than two trading days after the delivery to the Company of the notice of exercise and no later than one trading date after the delivery to the Company of the aggregate exercise price, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the Pre-Funded Warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to the investor the Pre-Funded Warrant shares, we will pay to the investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Pre-Funded Warrant shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after the trading day on which the Pre-Funded Warrant shares were required to be delivered, until such Pre-Funded Warrant shares are delivered or the investor rescinds such exercise.

Notice of Corporate Action. We will provide notice to holders of the Pre-Funded Warrants to provide them with the opportunity to exercise their Pre-Funded Warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or a redemption of common stock, or any warrant or right to subscribe for or purchase any shares of stock of any class or any other right;

•	any reclassification of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, or any compulsory share exchange with, another corporation; or

•	a voluntary or involuntary dissolution, liquidation or winding up of our Company.

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PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC, or Wainwright or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock and pre-funded warrants offered by this prospectus supplement and the accompanying base prospectus. Wainwright is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of our common stock and pre-funded warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with an institutional and accredited investor who has agreed to purchase shares of our common stock in this offering.

Delivery of the shares of common stock offered hereby is expected to take place on or about January 16, 2019, subject to satisfaction of certain conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds of this offering, and we have also agreed to pay the placement agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering; a non-accountable expense allowance of $25,000 in this offering; up to $75,000 for fees and expenses of legal counsel and other out-of-pocket expenses actually incurred in connection with this offering; inclusive of the Advance described below; up to $10,000 for the clearing expenses of the placement agent in connection with this offering and certain other reimbursement amounts payable. In addition, we have agreed to issue to the placement agent, at the closing of this offering, warrants to purchase 5% of the number of shares of our common stock sold in this offering (warrants to purchase up to 22,767 shares of our common stock). Such warrants will have a term of 3.5 years, are not exercisable for a period of six month following their issuance, and have an exercise price equal to 125% of the offering price ($8.125 per share). Neither the placement agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby. Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the placement agent’s warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have paid an advance of $35,000 to the placement agent (the “Advance”), which will be applied against accountable expenses that will be paid by us to the placement agent in connection with this offering, which advance will be refunded to us to the extent not actually incurred by the placement agent in the event this offering is terminated.

We have also granted the placement agent a right of first refusal for a period of twelve months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering or private placement of equity or debt securities by us or any of our subsidiaries.

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering if any investor which the placement agent contacted or introduced us to during the term of the placement agent’s engagement (other than investors who have a pre-existing relationship with us) provides us with further capital in a public or private offering or capital raising transaction and such offering or transaction is consummated during the six-month period following termination or expiration of that certain engagement letter, dated October 12, 2018, as amended, entered into between us and the placement agent, which has a four-month term.

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We estimate the total expenses of this offering paid or payable by us, will be approximately $686,768. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $2,272,832.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.”

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LEGAL MATTERS

The validity of the shares being offered under this prospectus supplement by us will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Lowenstein Sandler, LLP, New York, New York is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Microbot Medical Inc. as of December 31, 2017, and for the year then ended, incorporated by reference in this prospectus supplement and the registration statement of which this prospectus forms a part have been audited by Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, independent registered public accounting firm, as set forth in its report thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.microbotmedical.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-19871):

●	our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 2, 2018;

●	our quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 15, 2018, August 14, 2018, and November 14, 2018 respectively;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2018;

●	our current reports on Form 8-K and any amendments thereto on Form 8-K/A, filed with the SEC on January 8, 2018, January 31, 2018, March 28, 2018, April 5, 2018, April 16, 2018, September 4, 2018, October 1, 2018, November 19, 2018, November 30, 2018, December 12, 2018 and January 14, 2019 (in each case, except for information contained therein which is furnished rather than filed); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 3, 1998, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Microbot Medical Inc. Attn: Chief Financial Officer, 25 Recreation Park Drive, Unit 108, Hingham, Massachusetts 02043. You may also telephone us at (781) 875-3605.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Purchase Contracts

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “MBOT.” On March 30, 2017, the last reported sale price of our common stock on The NASDAQ Capital Market was $5.87 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2017.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus, either individually or in units, in one or more offerings, up to a total value of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocated risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreoever, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context indicates otherwise in this prospectus, the terms “Microbot,” the “Company,” “we,” “our” or “us” in this prospectus refer to Microbot Medical Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information about our Company, the offering of our securities under this prospectus and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including “Risk Factors” contained in this prospectus beginning on page 3, and the more detailed financial statements, notes to the consolidated financial statements and other information incorporated by reference from our filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplement and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a pre-clinical medical device company specializing in the research, design and development of next generation micro-robotics assisted medical technologies targeting the minimally invasive surgery space. The Company is primarily focused on leveraging its micro-robotic technologies with the goal of improving surgical outcomes for patients.

We are currently developing our first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and TipCAT, a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Our product candidates are being designed to bring greater functionality to conventional medical devices and to reduce the known risks associated with such devices. We are currently planning to complete pre-clinical studies required for regulatory submission for both product candidates within the next 24 months.

Microbot currently holds an intellectual property portfolio that comprises nine patent families, which include nine patents granted in the United States, twelve patents granted outside the United States, and 15 patent applications pending worldwide. We have an exclusive license to key components of our technology.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2016 as described under the caption “Incorporation of Documents by Reference” on page 22 of this prospectus.

Our Corporate Information

Our Company was incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change the name of the Company to CytoTheraputics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change the name of the Company to StemCells, Inc. On November 28, 2016, C&RD Israel Ltd., a wholly-owned subsidiary of the Company, completed its merger with and into Microbot Medical Ltd., an Israeli corporation, with Microbot Israel Ltd. surviving as a wholly-owned subsidiary of the Company, or the Merger. Prior to the Merger, the Company was a biopharmaceutical company that operated in one segment: the research, development, and commercialization of stem cell therapeutics and related technologies. Immediately following the closing of the Merger, the business of Microbot Medical Ltd. became our sole focus. In connection with the Merger, we also changed our name from StemCells, Inc. to Microbot Medical Inc. On November 29, 2016, the stock of the Company began trading on the NASDAQ Capital Market under the symbol “MBOT”.

Our principal executive offices are located at 25 Recreation Park Drive, Unit 108, Hingham, Massachusetts 02043. Microbot also has a principal executive office at 5 Hamada Street, 2nd Floor, Yokneam, Israel. Our telephone number is (908) 938-5561. We maintain an Internet website at www.microbotmedical.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption or conversion terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of the risks applicable to an investment in Microbot. Prior to making a decision about investing in our securities, you should consider the “Risk Factors” included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “targets”, “anticipates”, “believes”, “estimates”, “will”, “would”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacturing products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of our planned products; uncertainty as to whether the U.S. Food and Drug Administration, or the FDA, or other regulatory authorities will clear our proposed products for commercialization and sale; the risk that our planned clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding the outcome of our clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of the patents underlying our proposed products; the uncertainty as to whether the Company’s preclinical studies will be replicated in humans; the uncertainty whether any of our proposed products will prove clinically safe and effective; the uncertainty of whether we will achieve significant revenue from product sales or become profitable; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; legal and regulatory developments in Israel; and other risks to which we are subject.

We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These forward-looking statements are inherently subject to known and unknown risks and uncertainties. We have included important cautionary statements in this prospectus, in the documents incorporated by reference in this prospectus, and in the sections in our periodic reports, including our most recent Annual Report on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, discussing some of the factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we are making including, but are not limited to, research and product development uncertainties, regulatory policies and approval requirements, competition from other similar businesses, market and general economic factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations, our further development and commercialization of our product candidates, and other general corporate purposes, which may include, but are not limited to, working capital, intellectual property protection and enforcement, capital expenditures, repayment of indebtedness, investments, acquisitions and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness. Additional information on the use of proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

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PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

●	to or through underwriters or dealers;

●	through one or more agents; or

●	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the underwriters, dealers or agents named in the prospectus supplement are underwriters, dealers or agents in connection with the securities being offered.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and describe the terms of its agreement, if any, with us and the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriter involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which the prospectus is a part will be authorized for listing and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence, development or maintenance of trading markets for, any of the securities.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 220,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2017 we had 27,251,333 shares of common stock issued and outstanding and approximately 245 common stockholders of record. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. The summary below is also qualified by provisions of applicable law.

General

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, out of funds that we may legally use to pay dividends, subject to any preferential dividend rights of any outstanding series of preferred stock or series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NASDAQ Capital Market

Our common stock is listed for quotation on the NASDAQ Capital Market under the symbol “MBOT.”

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DESCRIPTION OF PREFERRED STOCK

We have authority to issue 1,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2017 we had 9,736 shares of Series A Convertible Preferred Stock issued and outstanding. As of the date of this prospectus, no other shares of our preferred stock were outstanding or designated.

The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our certificate of incorporation and by-laws, as amended to date, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. The summary below is also qualified by provisions of applicable law.

Our board of directors is authorized, without stockholder approval, from time to time, to issue shares of preferred stock in series and may, at the time of issuance, subject to Delaware law and our certificate of incorporation and by-laws, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

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The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Series A Preferred Stock

On December 16, 2016, we filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Series A Certificate of Designation, with the Secretary of State of the State of Delaware, establishing and designating the series A preferred stock. Each share of series A preferred stock is convertible, at any time at the option of the holder thereof, into 1,000 shares of common stock, subject to certain adjustments and subject to the ownership limitation described below. The series A preferred stock has no sinking provisions, dividend rights, liquidation preference or other preferences over Common Stock and has no voting rights except as provided in the Series A Certificate of Designation or as otherwise required by law.

The series A preferred stock contains limitations that prevent the holder from acquiring shares upon conversion of shares of series A preferred stock that would result in the number of shares beneficially owned by the holder and its affiliates exceeding 4.99% of the total number of shares of our common stock then issued and outstanding, which limitation may be increased to 9.99% at the option of the holder. In addition, upon certain changes in control of Microbot, holders of shares of series A preferred stock can elect to receive, subject to certain limitations and assumptions, securities in a successor entity equal to the value of the holders’ series A preferred stock, or if holders of common stock are given a choice of cash or property, then cash or property equal to the value of the holder’s outstanding series A preferred stock.

As of March 31, 2017 we had 9,736 shares of Series A Convertible Preferred Stock issued and outstanding and no shares of series A preferred stock are available for issuance.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Outstanding Warrants

As of March 31, 2017, we had outstanding:

●	warrants to purchase 9,279 shares of our common stock at an exercise price of $2.70 per share, which are exercisable through March 14, 2018;

●	warrants to purchase 41,116 shares of our common stock at an exercise price of $2.70 per share, which are exercisable through March 14, 2022;

●	warrants to purchase 10,139 shares of our common stock at an exercise price of $91.80 per share, which are exercisable through April 30, 2020;

●	warrants to purchase 57,814 shares of our common stock at an exercise price of $194.40 per share, which are exercisable through October 7, 2018; and

●	warrants to purchase 2,718 shares of our common stock at an exercise price of $183.60 per share, which are exercisable through April 9, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	any applicable material U.S. federal income tax considerations; and

●	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contracts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF
INCORPORATION AND BYLAWS

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Staggered Board

Our restated certificate of incorporation and restated by-laws provide for the Board of Directors to be divided into three classes serving staggered terms. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term of office. All directors elected to our classified Board of Directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The Board of Directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board of Directors may only be removed for cause and only by the affirmative vote of 80% of the outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our Board of Directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance notice provisions for stockholder proposals

Our restated by-laws establish an advance notice procedure for stockholder nominations of candidates for election to our Board of Directors, as well as procedures for including proposed nominations at special meetings at which directors are to be elected. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting, and who has complied with the procedures and requirements set forth in the by-laws. Although the by-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, these by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Microbot.

Special meetings of stockholders

Special meetings of the stockholders may be called only by the Board of Directors, president or secretary upon the application of a majority of the directors. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

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No stockholder action by written consent

Our restated certificate of incorporation and restated by-laws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-majority stockholder vote required for certain actions.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless the corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our restated by-laws by the stockholders. Our restated by-laws may be amended or repealed by a vote of a majority of the total number of authorized directors.

Limitation of Liability and Indemnification

Our restated certificate of incorporation and our amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Ninth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; and

●	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our restated certificate of incorporation and our amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

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The foregoing discussion of our restated certificate of incorporation, amended and restated bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, amended and restated bylaws, indemnification agreements, indemnity agreement, or law.

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Microbot Medical Inc. appearing it its Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, independent registered public accounting firm, as set forth in their report thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website at http://www.microbotmedical.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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●	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 21, 2017;

●	our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto) on: January 4, 2017; January 4, 2017; January 5, 2017; January 6, 2017; January 30, 2017; February 2, 2017; February 6, 2017; February 7, 2017; February 24, 2017; and March 15, 2017;

●	the description of our common stock contained in our registration statement on Form 8-A filed August 3, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

The SEC file number for each of the documents listed above is 000-19871

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043; Attention: Harel Gadot; telephone number (908) 938-5561.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS SUPPLEMENT

MICROBOT MEDICAL INC.

330,000 Shares of Common Stock

125,323 Pre-Funded Warrants to Purchase Common Shares of Stock

125,323 shares of common stock underlying the pre-funded warrants

H.C. Wainwright & Co.

January 14, 2019